UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CASCADE TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: March 22, 2007

DEFINITIVE INFORMATION STATEMENT

CASCADE TECHNOLOGIES CORP.

675 WEST HASTINGS STREET, SUITE 1410
VANCOUVER, BC  V6B 1N2

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CASCADE TECHNOLOGIES CORP.,

A Wyoming corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of CASCADE TECHNOLOGIES CORP. (the “Corporation”).  Such meeting to be held at 288-12899-76 Avenue, Surrey, B.C. on May 10, 2007 at the hour of 10:00 o’clock in the forernoon, Pacific Standard Time, for the following purposes:

1.

to elect the  Members of the Board of Directors for the ensuing year;

2.

to approve the appointment of  the firm of De Joya Griffith & Company LLC, Certified Public Accountants & Consultants as the Corporation’s independent auditors for the fiscal year 2007;

3.

to ratify, confirm and approve all acts, deeds and things done by and the proceedings of the Directors and Officers of the Corporation on  its behalf since the last inception of the Corporation; and

4.

to conduct such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on the 20th day of March, 2007 will be entitled to vote at this Meeting.  This Information Statement was first sent to the Corporation’s shareholders on March 22nd, 2007

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation by telephone at (604) 461-9339 and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

DATED AND MAILED at Surrey, BC this 22nd day of March 2007.

BY ORDER OF THE BOARD OF DIRECTORS OF

CASCADE TECHNOLOGIES CORP.

/s/ Bruce Hollingshead

Bruce Hollingshead

Chief Executive Officer

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2007

This Information Statement is being first mailed on March 22, 2007, to the shareholders of CASCADE TECHNOLOGIES CORP., a Wyoming corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at10:00 o’clock in the forenoon, Pacific Standard Time on May 10, 2007, at 288-12899-76 Avevnue, Surrey, B.C., or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon (i) to elect the Members of the Board of Directors for the ensuing year; (ii) to approve the appointment of the firm of De Joya Griffith & Company LLC, Certified Public Accountants & Consultants as the Corporation’s independent auditors for the fiscal year ending August 31, 2007; (iii) to ratify, confirm and approve all acts, deeds and things done by and the proceedings of the Directors and Officers of the Corporation on  its behalf since the last inception of the Corporation; and (iv) to conduct such other business as may properly come before the meeting.

.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on March 20, 2007 (the “Record Date”), at which time the Corporation had issued and outstanding 10,930,000 shares of Common stock (“Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 20, 2007, regarding the beneficial ownership of the Corporation’s Common Stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, by each of the Corporation’s officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of Common Stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of Common Stock are issued.

TITLE OF CLASS	NAME AND ADDRESS OF BENFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS
Common	Bruce Hollingshead, President, Director 1384 Glenbrook Street Coquitlam, British Columbia Canada V3E 3G8	5,000,000 common shares held directly	45.746%
Common	Christine Thomas, Director, Secretary/Treasurer 1215 Landsdowne Drive Suite 410 Coquitlam, British Columbia Canada, V3E 2P2	2,500,000	22.873%

Common	Shannon MacQuarrie, Director 8854 Larkfield Drive Burnaby, British Columbia Canada, V5A 4L1	2,500,000	22.873%

Common	All Officers and Directors as a group	10,127,000 Common shares	92.66%
There are no outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days)

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors currently consists of three directors.  Presently, all three of our current directors have been nominated for election at the next Annual Meeting of Shareholders or until their successors have been elected and qualified.  Each of the nominees has indicated their willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

Bruce Hollingshead, President and Director  Age: 37

Bruce Hollingshead is the incorporator and has served as President and Director of Cascade since its inception.  Mr. Hollingshead has fifteen years of extensive experience with semiconductor companies and start-ups in Canada.  Included in his experience are a variety of senior sales positions in the top three global distribution companies of semiconductor products.  From June 2000 to March 2003, Mr. Hollingshead was a Project Manager for Pioneer Standard Electronics, a company based in Ohio.  His duties included the negotiation of prices of 10 different key product lines with factories on behalf of 50 different customers.  From March 2003 to the present, Mr. Hollingshead has held the position of Strategic Account Manager with Future Electronics, a Canadian company.  His current responsibilities include managing the South East Asian market as well as other emerging accounts.  Mr. Hollingshead attended Douglas College in New Westminster, B.C. for two years before leaving to pursue a career in the semiconductor industry.  As President of our company, he has assumed the leadership role and accepted overall responsibility for the development of the Corporation.  Mr. Hollingshead currently spends about thirty hours a week doing Cascade work. He will continue to make our Corporation a priority and devote whatever time is necessary to make the business a success.

Mr. Hollingshead is not an officer or director of any other public company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Christine Thomas, Secretary/Treasurer and Director Age: 58

Christine Thomas has over twenty-five years experience in the semiconductor, passive and electro-mechanical industry.  Ms. Thomas has held various senior sales positions within the top 10 semiconductor distribution companies in the world including Avnet, Wyle Electronics, Anthem Electronics and Arrow Electronics.  From July of 1998 till February of 2003, Ms. Thomas acted as a Sales Executive with Pioneer Standard Electronics, a company based in Ohio.  From March of 2003 to the present, Ms. Thomas has held the position of Sales Executive with Arrow Electronics, an electronics distributor in British Columbia and Alberta.  Ms. Thomas is currently devoting approximately twenty-five hours a week on Cascade responsibilities.

Ms. Thomas is not an officer or director of any other public company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Shannon MacQuarrie, Director Age: 43

Shannon MacQuarrie has fifteen years of experience in the brokerage securities business with several different companies.  The last two companies that she worked for were Midland Walwyn, now CIBC Wood Gundy, and First Marathon Securities, now National Bank.  In working with these companies Ms. MacQuarrie has held several different positions in the securities department and trading department.  From 2000 to the middle of 2002, Ms. MacQuarrie was self-employed as an independent investor.  From 2002 to present, Ms. MacQuarrie has been a part owner and manager/administrator for SRM Enterprises Inc, a real estate development company.  Also, since 2002, Ms. MacQuarrie has consulted as a manager/administrator for Buena Vista Properties Inc., a real estate development company.  She is currently devoting about twenty-five hours a week to our business.

Ms. MacQuarrie is not an officer or director of any other reporting public company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that all persons required to file reports of ownership with the Securities and Exchange Commission, have on a  timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, filed such reports.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval.  All matters that require Board approval are acted on either by unanimous written consent of the Board or by a majority at Board meetings.  The Board of Directors has met 5 times since during the last fiscal year of the Corporation.

The Board of Directors presently does not have an audit committee; the Corporation intends to form an audit committee once the Corporation comes to trade on the Over the Counter Bulletin Board. The board does not presently have an “audit committee financial expert.”

The Corporation does not have a nominating committee because the Corporation to date is still in the process of becoming an issuer traded on the Over the Counter Bulletin Board and the Board of Directors felt  it was not necessary to have a separate nominating committee.  The functions customarily attributable to this committee are performed by the Board of Directors as a whole.    At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by the Corporation shareholders because historically the Corporation has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding Corporation matters and other particular skills and experience possessed by the individual.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, for the fiscal years ended August 31, 2006 and August 31, 2005, the compensation awarded or paid to, or earned by, each of the Named Executive Officers:

ANNUAL COMPENSATION					LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year	Fee	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Under-lying Options/ SARS	LTIP Pay-outs	All Other Compensation
Bruce Hollingshead, President Director	2006/ 2005	-0	-0-	-0-	-0-	-0-	-0-	-0-
Christine Thomas, Secretary/Treasurer and Director	2006/ 2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Currently, the Corporation does not offer any annuity, pension or retirement benefits to be paid to any of the officers, directors or employees, in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Corporation, or from a change in the control of the Corporation.

The Corporation does not have any employment contracts with any of its executive officers and has no termination of employment or change in control arrangements with any of its executive officers.

The Corporation does not compensate the directors for their time spent on behalf of our Corporation, but the directors are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at the Board of Directors meetings.

PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

The Board approved the appointment of De Joya Griffith & Company LLC, Certified Public Accountants & Consultants on September 15, 2004 up to the fiscal year ending August 31, 2006. We do not expect a representative from De Joya Griffith & Company LLC, Certified Public Accountants & Consultants to attend the annual meeting.   De Joya Griffith & Company LLC have been our auditors since September 14, 2004.

Summarized below is the aggregate amount of professional fees billed by De Joya Griffith & Company LLC, Certified Public Accountants & Consultants with respect to fiscal 2006 and 2005:

Services	2006	2005
Audit fees	10,175	5,750
Audit related fees	0	0
Tax fees	0	0
Total fees	10,175	5,750

Audit fees consist of fees for the audit of the Corporation's annual financial statements or the financial statements of the Corporation’s subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Corporation's financial statements and quarterly reports that are not reported as Audit fees.

Tax fees included tax planning and various taxation matters.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There have not been any transactions with related persons, promoters and certain control persons during our last fiscal year or during the period from our last fiscal year to the date of filing this notice of meeting.

PROPOSAL 3– RATIFICATION OF DEEDS

As the Board of Directors has managed the affairs of the Corporation to the benefit of the Shareholders since the inception of the Corporation, the Directors are seeking ratification of the Shareholders for the activities they have undertaken.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect three members of the Board of Directors for terms expiring at the Corporation’s next Annual Meeting of Shareholders.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on March 9, 2007.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.  If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons in attendance at the meeting in person or by proxy may adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement or Information Statement for the next Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than February 28, 2008.  Any shareholder proposal submitted outside the process described above is considered untimely, if provided after February 28, 2008.  Such proposals should be directed to CASCADE TECHNOLOGIES CORP., 675 WEST HASTINGS STREET, SUITE 1410, VANCOUVER, BC V6B 1N2, to the Attention of the President.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the shareholder, a copy of the Corporation’s Annual Report on Form 10-KSB, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Corporation’s most recent fiscal year.  Requests from beneficial owners of the Corporation’s voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting.  Written requests for such report should be directed to:

Mr. Bruce Hollingshead

CASCADE TECHNOLOGIES CORP.

675 WEST HASTINGS STREET, SUITE 1410

VANCOUVER, BC  V6B 1N2

By order of the Board of Directors

/s/ Bruce Hollingshead

Bruce Hollingshead

Chief Executive Officer